                            EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021
BUFFALO, NY, May 26, 2021 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2021 fourth quarter, which ended March 31, 2021.
Fourth Quarter and Fiscal Year 2021 Highlights
•Executed on Blueprint for Growth 2.0 strategy to deliver solid results in challenging year while building momentum for fiscal 2022
•Ended year with much improved order volume in fourth quarter; orders up 24% over trailing third quarter and up 6% over prior-year period
•Delivered $186.2 million in revenue in the quarter, up 12% sequentially
•Generated strong cash from operations in fiscal year of $98.9 million
•Entered fiscal 2022 with backlog of $171.7 million, up 31% over prior-year period and 13% over trailing quarter
•Advanced strategy with the acquisition of new platform of high-precision conveying systems for intelligent motion in material handling
•Successfully completed equity and debt financing transactions
David Wilson, President and CEO of Columbus McKinnon, commented, “We ended fiscal 2021 on a high note with orders growing in both our project and short cycle businesses. While the year was challenged with the impact of the global pandemic and resulting recession, we employed the tools of the Columbus McKinnon Business System to keep our momentum building and make our Company stronger. We delivered improved decremental leverage over previous downturns, generated robust cash flow, reduced our working capital requirements, and introduced several new products including our line of Intelli-Crane™ solutions. In addition, we identified and announced the Dorner acquisition which establishes a new platform for growth. It provides a catalyst for faster growth in attractive markets with strong tailwinds and presents strategic opportunities in a fragmented market. Since entering fiscal 2022, we have successfully issued equity, restructured our debt and are well positioned to quickly de-lever our balance sheet.”

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
Fourth Quarter Fiscal 2021 Sales

($ in millions)	Q4 FY 21	Q4 FY 20	Change	% Change
Net sales	$186.2	$189.5	$(3.3)	(1.7)%

U.S. sales	$94.8	$104.1	$(9.3)	(8.9)%
% of total	51%	55%
Non-U.S. sales	$91.4	$85.4	$6.0	7.0%
% of total	49%	45%
Revenue recovered sequentially throughout fiscal 2021 almost approaching levels recorded in the fourth quarter of fiscal 2020 when the COVID-19 global pandemic had an approximate $10 million impact on revenue. A 0.8% price improvement in the U.S. partially offset approximately $10.1 million in lower volume. Outside the U.S., a $5.9 million, or 6.9%, positive impact from foreign currency translation and price improvement of 1.2% more than offset $0.9 million of lower volume.
Compared with the trailing third quarter, sales improved 11.8% with short cycle sales up 11.7% and project sales up 11.9%.
Fourth Quarter Fiscal 2021 Operating Results

($ in millions)	Q4 FY 21	Q4 FY 20	Change	% Change
Gross profit	$64.1	$66.2	$(2.1)	(3.2)%
Gross margin	34.4%	34.9%	(50) bps
Income from operations	$14.2	$16.7	$(2.5)	(14.8)%
Operating margin	7.6%	8.8%	(120) bps
Adjusted income from operations*	$18.9	$20.2	$(1.3)	(6.5)%
Adjusted operating margin*	10.1%	10.7%	(60) bps
Net income	$9.6	$9.2	$0.3	3.7%
Diluted EPS	$0.39	$0.39	$—	—%
Net income margin	5.1%	4.9%	20 bps
Adjusted EBITDA*	$25.8	$27.3	$(1.5)	(5.5)%
Adjusted EBITDA margin*	13.9%	14.4%	(50) bps
*Adjusted operating income, adjusted operating margin as well as adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding adjusted operating income and adjusted operating margin as well as a reconciliation of adjusted EBITDA to GAAP net income (loss).
First Quarter Fiscal 2022 Outlook
The Company expects first quarter fiscal 2022 sales to be within a range of approximately $212 million to $217 million at current exchange rates and including the Dorner acquisition.
Mr. Wilson concluded, “We are encouraged with growing demand for our lifting solutions as customers release projects and short cycle order trends improve. We are also excited about the addition of Dorner to our relevant portfolio of intelligent motion solutions and are seeing strong demand for high-precision conveying solutions. In fact, the business ended April with a record backlog, further confirming our conviction in the value of this acquisition.”

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the passcode 13718341. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Wednesday, June 2, 2021. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of Covid-19, the ability of the Company to integrate Dorner and achieve cost and revenue synergies and the amount of such synergies, the level of earnings per share accretion expectations; the ability of the Company to achieve its Blueprint for Growth 2.0 strategy; and the amount of integration costs and the Company’s efforts to reduce costs, maintain liquidity and generate cash in the current pandemic, the effectiveness of the Company’s 80/20 Process to simplify operations, the ability of the Company’s Operational Excellence initiatives to drive profitability, the Company’s ability to grow market share, the ability to achieve revenue expectations, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com
Financial tables follow.

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	March 31, 2021	March 31, 2020	Change
Net sales	$186,235	$189,486	(1.7)%
Cost of products sold	122,147	123,277	(0.9)%
Gross profit	64,088	66,209	(3.2)%
Gross profit margin	34.4%	34.9%
Selling expenses	20,820	22,253	(6.4)%
% of net sales	11.2%	11.7%
General and administrative expenses	22,193	21,167	4.8%
% of net sales	11.9%	11.2%
Research and development expenses	3,702	2,891	28.1%
% of net sales	2.0%	1.5%
Amortization of intangibles	3,174	3,234	(1.9)%
Income from operations	14,199	16,664	(14.8)%
Operating margin	7.6%	8.8%
Interest and debt expense	2,889	3,200	(9.7)%
Investment (income) loss	(264)	48	NM
Foreign currency exchange (gain) loss	(142)	(996)	(85.7)%
Other (income) expense, net	769	221	248.0%
Income (loss) before income tax expense (benefit)	10,947	14,191	(22.9)%
Income tax expense (benefit)	1,362	4,947	(72.5)%
Net income	$9,585	$9,244	3.7%

Average basic shares outstanding	23,977	23,735	1.0%
Basic income per share	$0.40	$0.39	2.6%

Average diluted shares outstanding	24,384	23,938	1.9%
Diluted income per share	$0.39	$0.39	—%

Dividends declared per common share	$0.12	$0.12

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Year Ended
	March 31, 2021	March 31, 2020	Change
Net sales	$649,642	$809,162	(19.7)%
Cost of products sold	429,417	525,976	(18.4)%
Gross profit	220,225	283,186	(22.2)%
Gross profit margin	33.9%	35.0%
Selling expenses	76,907	91,054	(15.5)%
% of net sales	11.8%	11.3%
General and administrative expenses	76,035	77,880	(2.4)%
% of net sales	11.7%	9.6%
Research and development expenses	12,405	11,310	9.7%
% of net sales	1.9%	1.4%
Loss on sales of businesses	—	176	NM
Amortization of intangibles	12,623	12,942	(2.5)%
Income from operations	42,255	89,824	(53.0)%
Operating margin	6.5%	11.1%
Interest and debt expense	12,081	14,234	(15.1)%
Investment (income) loss	(1,693)	(891)	90.0%
Foreign currency exchange (gain) loss	941	(1,514)	NM
Other (income) expense, net	20,850	839	2,385.1%
Income (loss) before income tax expense (benefit)	10,076	77,156	(86.9)%
Income tax expense (benefit)	970	17,484	(94.5)%
Net income	$9,106	$59,672	(84.7)%

Average basic shares outstanding	23,897	23,619	1.2%
Basic income per share	$0.38	$2.53	(85.0)

Average diluted shares outstanding	24,173	23,855	1.3%
Diluted income per share	$0.38	$2.50	(84.8)

Dividends declared per common share	$0.24	$0.24

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2021	March 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$202,127	$114,450
Trade accounts receivable	105,464	123,743
Inventories	111,488	127,373
Prepaid expenses and other	22,763	17,180
Total current assets	441,842	382,746

Property, plant, and equipment, net	74,753	79,473
Goodwill	331,176	319,679
Other intangibles, net	213,362	217,962
Marketable securities	7,968	7,322
Deferred taxes on income	20,080	26,281
Other assets	61,251	59,809
Total assets	$1,150,432	$1,093,272

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$68,593	$57,289
Accrued liabilities	110,816	93,585
Current portion of long-term debt	4,450	4,450
Total current liabilities	183,859	155,324

Term loan and revolving credit facility	244,504	246,856
Other non-current liabilities	191,920	227,507
Total liabilities	620,283	629,687

Shareholders’ equity:
Common stock	240	238
Additional paid-in capital	296,093	287,256
Retained earnings	293,802	290,441
Accumulated other comprehensive loss	(59,986)	(114,350)
Total shareholders’ equity	530,149	463,585
Total liabilities and shareholders’ equity	$1,150,432	$1,093,272

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Year Ended
	March 31, 2021	March 31, 2020
Operating activities:
Net income	$9,106	$59,672
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	28,153	29,126
Deferred income taxes and related valuation allowance	(8,704)	7,364
Net loss (gain) on sale of real estate, investments, and other	(1,594)	(563)
Stock based compensation	8,022	4,507
Amortization of deferred financing costs	2,646	2,655
Loss on sales of businesses	—	176
Non-cash pension settlement expense	19,038	—
Gain on sale of building	(2,638)	—
Non-cash lease expense	7,447	7,923
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Trade accounts receivable	21,472	2,899
Inventories	20,659	15,752
Prepaid expenses and other	(5,128)	(3,857)
Other assets	874	724
Trade accounts payable	10,343	8,110
Accrued liabilities	(3,174)	(14,304)
Non-current liabilities	(7,632)	(13,389)
Net cash provided by (used for) operating activities	98,890	106,795

Investing activities:
Proceeds from sales of marketable securities	5,111	5,380
Purchases of marketable securities	(4,945)	(5,747)
Capital expenditures	(12,300)	(9,432)
Proceeds from sale of building, net of transaction costs	5,453	—
Proceeds from insurance reimbursement	100	—
Dividend received from equity method investment	587	—
Proceeds from sale of fixed assets	446	51
Net (payments) proceeds from sales of businesses	—	(214)
Net cash provided by (used for) investing activities	(5,548)	(9,962)

Financing activities:
Proceeds from issuance of common stock	1,973	6,000
Borrowings under line-of-credit agreements	25,000	—
Payments under line-of-credit agreements	(25,000)	—
Repayment of debt	(4,450)	(51,113)
Fees paid for revolver extension	(826)	—
Payment of dividends	(5,733)	(5,670)
Other	(1,153)	(768)
Net cash provided by (used for) financing activities	(10,189)	(51,551)

Effect of exchange rate changes on cash	4,524	(1,925)

Net change in cash and cash equivalents	87,677	43,357
Cash, cash equivalents, and restricted cash at beginning of year	114,700	71,343
Cash, cash equivalents, and restricted cash at end of period	$202,377	$114,700

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
COLUMBUS McKINNON CORPORATION
Q4 FY 2021 Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2020 Sales	$189.5		$809.2
Volume	(11.1)	(5.8)%	(177.3)	(21.9)%
Pricing	1.9	1.0%	8.6	1.1%
Foreign currency translation	5.9	3.1%	9.1	1.1%
Total change	$(3.3)	(1.7)%	$(159.6)	(19.7)%
Fiscal 2021 Sales	$186.2		$649.6

COLUMBUS McKINNON CORPORATION
Q4 FY 2021 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2020 Gross Profit	$66.2	$283.2
Pricing, net of material cost inflation	1.7	8.3
Gain on sale of building	—	2.2
Tariffs	0.1	1.7
Foreign currency translation	2.1	3.4
Product liability	0.3	0.2
Business realignment costs	0.5	0.2
Insurance settlement	—	(0.4)
Factory closures	1.3	0.1
Productivity, net of other cost changes	(4.5)	(15.9)
Sales volume and mix	(3.6)	(62.8)
Total change	$(2.1)	$(63.0)
Fiscal 2021 Gross Profit	$64.1	$220.2

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 22	63	64	61	63	251

FY 21	63	64	61	63	251

FY 20	63	63	61	64	251

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	March 31, 2021		December 31, 2020		March 31, 2020
($ in millions)
Backlog	$171.7		$152.4		$131.0
Long-term backlog
Expected to ship beyond 3 months	$68.0		$62.1		$49.1
Long-term backlog as % of total backlog	39.6%		40.7%		37.5%

Trade accounts receivable
Days sales outstanding	51.5	days	51.5	days	59.4	days

Inventory turns per year
(based on cost of products sold)	4.4	turns	3.9	turns	3.9	turns
Days' inventory	83.3	days	93.1	days	94.3	days

Trade accounts payable
Days payables outstanding	58.7	days	46.4	days	48.6	days

Working capital as a % of sales	9.3%		13.3%		14.5%

Net cash provided by (used for) operating activities	$26.9		$25.0		$36.5
Capital expenditures	$6.4		$3.1		$2.7
Free cash flow (1)	$20.5		$21.9		$33.9

Debt to total capitalization percentage	32.0%		33.4%		35.2%

Debt, net of cash, to net total capitalization	8.1%		11.1%		22.8%
(1) Free cash flow is defined as cash from operations less capital expenditures. Free cash flow is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as free cash flow, is important for investors and other readers of the Company’s financial statements.
Components may not add due to rounding.

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
GAAP gross profit	$64,088	$66,209	$220,225	$283,186
Add back (deduct):
Factory closures	—	1,349	2,671	2,800
Business realignment costs	264	774	830	1,037
Insurance settlement	—	(15)	—	(382)
Gain on sale of building	—	—	(2,189)	—
Non-GAAP adjusted gross profit	$64,352	$68,317	$221,537	$286,641

Sales	$186,235	$189,486	$649,642	$809,162
Gross margin - GAAP	34.4%	34.9%	33.9%	35.0%
Adjusted gross margin - Non-GAAP	34.6%	36.1%	34.1%	35.4%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
GAAP income from operations	$14,199	$16,664	$42,255	$89,824
Add back (deduct):
Acquisition deal costs	3,951	—	3,951	—
Factory closures	306	1,621	3,778	4,709
Business realignment costs	412	1,755	1,470	2,831
Insurance recovery legal costs	—	160	229	585
Loss on sales of businesses	—	—	—	176
Insurance settlement	—	(15)	—	(382)
Gain on sale of building	—	—	(2,638)	—
Non-GAAP adjusted income from operations	$18,868	$20,185	$49,045	$97,743

Sales	$186,235	$189,486	$649,642	$809,162
Operating margin - GAAP	7.6%	8.8%	6.5%	11.1%
Adjusted operating margin - Non-GAAP	10.1%	10.7%	7.5%	12.1%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
GAAP net income	$9,585	$9,244	$9,106	$59,672
Add back (deduct):
Non-cash pension settlement expense	—	—	19,046	—
Acquisition deal costs	3,951	—	3,951	—
Factory closures	306	1,621	3,778	4,709
Business realignment costs	412	1,755	1,470	2,831
Insurance recovery legal costs	—	160	229	585
Loss on sales of businesses	—	—	—	176
Insurance settlement	—	(15)	—	(382)
Gain on sale of building	—	—	(2,638)	—
Normalize tax rate to 22% (1)	(2,074)	1,050	(6,931)	(1,232)
Non-GAAP adjusted net income	$12,180	$13,815	$28,011	$66,359

Average diluted shares outstanding	24,384	23,938	24,173	23,855

Diluted income per share - GAAP	$0.39	$0.39	$0.38	$2.50

Diluted income per share - Non-GAAP	$0.50	$0.58	$1.16	$2.78
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Reports Financial Results for Fourth Quarter Fiscal Year 2021

May 26, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
GAAP net income	$9,585	$9,244	$9,106	$59,672
Add back (deduct):
Income tax expense (benefit)	1,362	4,947	970	17,484
Interest and debt expense	2,889	3,200	12,081	14,234
Investment (income) loss	(264)	48	(1,693)	(891)
Foreign currency exchange (gain) loss	(142)	(996)	941	(1,514)
Other (income) expense, net	769	221	20,850	839
Depreciation and amortization expense	6,950	7,135	28,153	29,126
Acquisition deal costs	3,951	—	3,951	—
Factory closures	306	1,621	3,778	4,709
Business realignment costs	412	1,755	1,470	2,831
Insurance recovery legal costs	—	160	229	585
Loss on sales of businesses	—	—	—	176
Insurance settlement	—	(15)	—	(382)
Gain on sale of building	—	—	(2,638)	—
Non-GAAP adjusted EBITDA	$25,818	$27,320	$77,198	$126,869

Sales	$186,235	$189,486	$649,642	$809,162
Net income margin - GAAP	5.1%	4.9%	1.4%	7.4%
Adjusted EBITDA margin - Non-GAAP	13.9%	14.4%	11.9%	15.7%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.